Exhibit 99.1

                Kopin Reports Record Third-Quarter 2005
  Financial Results; Company Posts EPS of $0.08 on Revenue of $25.4
                               Million

    TAUNTON, Mass.--(BUSINESS WIRE)--Nov. 1, 2005--Kopin Corporation (NASDAQ: KOPN) today announced financial results for the third quarter ended September 24, 2005.

    Third Quarter Highlights:

    -- Total revenue of $25.4 million, exceeding guidance provided in the Company's second-quarter 2005 news release and conference call. By comparison, Kopin reported total revenue of $22.9 million in the third quarter of 2004 and $21.0 million in the second quarter of 2005.

    -- Net income of $5.4 million, or $0.08 per diluted share, compared with a net loss of $1.1 million, or $0.02 per share, a year earlier. In the second quarter of 2005, Kopin recorded net income of $1.9 million, or $0.03 per share.

    -- CyberDisplay revenue of $14.6 million compared with $13.2 million in the year-ago period and $12.0 million in the second quarter of 2005.

    -- III-V revenue of $10.8 million versus $9.7 million in the third quarter of 2004 and $9.0 million in the second quarter of 2005.

    "Kopin Corporation enjoyed an outstanding third quarter, delivering record performance on the top and bottom line," said Chairman and Chief Executive Officer Dr. John C.C. Fan. "I am extremely pleased with the contribution from our III-V and CyberDisplay groups, which each grew more than 20 percent sequentially. Increased order volumes from our HBT circuit partners drove III-V, while CyberDisplay sales increased in the consumer segment, as our digital media customers prepare for the holiday selling season.
    "We continue to execute our long-term growth and profitability strategy that we outlined at this time last year," Dr. Fan said. "Key elements of our strategy include making our light-emitting diode product line cost competitive against global competition; maintaining our HBT leadership position by developing new products, such as our GAIN HBT, which we believe will be critical for the next generation of cellular handsets and wireless local area networks; and improving our CyberDisplay business by transitioning away from low-margin product segments and focusing on higher value-added, higher margin microdisplay products.
    "During 2005, we have made substantial progress to meet these objectives," Dr. Fan continued. "We integrated our LED operations into the KoBrite joint venture, which I am happy to announce will celebrate the grand opening of its Dongguan, China factory next week. Additionally, we continue to win new business in CyberDisplay as we remain focused on growth areas such as military night vision equipment, thermal imaging systems, digital still cameras and mobile video. As we invest aggressively in new products, we have maintained our strong debt-free financial position, executed our stock buyback program and continued our cost-control initiatives."

    Recent Accomplishments:

    -- Eastman Kodak Company incorporated the CyberEVF(R) 230K electronic viewfinder into its new KODAK EASYSHARE P-Series high performance digital cameras. Kopin's CyberEVF 230K integrates a full-color QVGA resolution microdisplay, ultra-thin backlight, optics, and easy-to-use focusing mechanism into a tiny housing unit. The viewfinder generates large, vivid color images with minimal distortion or color aberration. Smaller than competing EVF modules, the CyberEVF 230K enables digital camera OEMs to shrink their cameras to a pocket-size form factor.

    -- Kopin launched the first generation of its Digital iVision(TM) products for mobile video applications. Introduced at ElectronicAsia in Hong Kong, the world's second largest consumer electronics show, Digital iVision technology provides big pictures for people on the go. Products unveiled at the show include the Binocular Display Module 230K, the world's first plug-and-play video subsystem; the VGA-resolution Binocular Display Module-922K video subsystem, which weighs just an ounce but delivers large VGA-resolution (600 x 480) images equivalent to a 48-inch TV; the CyberDisplay WVGA, the first microdisplay with the aspect ratio of high-definition TV; and CyberDisplay SXGA, whose 1280 x 1024 spatial resolution surpasses that of HDTV.

    -- Kopin formed a strategic partnership with Hong Kong-based Solomon Systech Limited (SSL), a global semiconductor company specializing in display driver integrated circuits (IC). SSL will market Kopin's plug-and-play Binocular Display Module products in China. The module is a complete video eyewear subsystem that integrates Kopin's microdisplays, SSL's microdisplay controller IC, and other electronics and optics into a lightweight unit.

    -- Kopin and SSL captured top honors for the Binocular Display Module at ElectronicAsia, winning the Grand Award and the Gold Award for "Outstanding Innovation and Technology Products."

    -- Taiwan-based Excellent Media Group (EMG) Co. incorporated Kopin's Binocular Display Module-230K binocular video subsystem into EMG's i-Theatre(TM) system. Weighing just 2.4 ounces, i-Theatre is billed as the world's lightest mobile video eyewear. It combines Kopin's binocular display module with surround-sound stereo, video adapters and battery pack to create an image equivalent to a 35-inch image as viewed from seven feet.

    Nine-Month Results

    For the nine months ended September 24, 2005, total revenue was $65.4 million compared with $68.8 million for the same period last year. Revenue from III-V products was $29.2 million for the first nine months of 2005, down slightly from $29.6 million for the first nine months of 2004. CyberDisplay revenues were $36.2 million versus $39.2 million in the same period in 2004. Net income for the most recent nine-month period was $8.4 million, or $0.12 per diluted share, compared with a net loss of $6.8 million, or $0.10 per share, for the first nine months of 2004.
    Cash and marketable securities totaled $111.1 million as of September 24, 2005, compared with $112.9 million at June 25, 2005. During the third quarter of 2005, the Company repurchased approximately 276,000 shares of its common stock, bringing its total repurchase to $7 million of the $15 million authorized at the inception of the stock buyback program.

    Business Outlook

    "Our 2005 financial results speak to the operating efficiencies we have achieved by transitioning our LED business to Asia, increasing sales of our CyberDisplay products to military applications and improving the productivity of our HBT operations," Dr. Fan said. "For the fourth quarter of 2005, we expect revenue to be in the range of $23 million to $25 million, reflecting customary end-of-year seasonality in our business. We plan to continue investing aggressively in our CyberDisplay product development for new applications where either the display is the critical component, such as video eyewear and weapon sights, or where we can provide products with increasing levels of integration, such as our electronic viewfinder solutions.
    "To this end, we are making good progress with our thermal weapon and night vision system partners and the programs are on target for volume production in 2006. In the mobile video segment, responding to the declining camcorder market, our product transition is underway with the introduction of our Digital iVision brand for mobile video eyewear and our alliance with Solomon Systech, which gives us further marketing entree into China for our new display modules."

    Third-Quarter Conference Call

    Kopin will provide a live audio webcast of its third-quarter conference call for investors at 5:00 p.m. ET today, November 1, 2005. Investors who want to hear the call should log on to the Investor Relations section of Kopin's website, www.kopin.com, at least 15 minutes before the event's broadcast. The call will be available on the Investor Relations section for one week. After that, investors can access an archived version of the call on Kopin's website.
    Kopin's third-quarter conference call also can be heard live by dialing (719) 457-2727 or (800) 474-8920 five minutes prior to the call. A replay of the call will be available from 8:00 p.m. ET, Tuesday, November 1 through midnight ET, Monday, November 7. To access the replay, dial (719) 457-0820 or (888) 203-1112 and refer to confirmation code 1400280.

    About Kopin

    Kopin is the largest U.S. manufacturer of microdisplays to the consumer electronics, industrial and military markets and the world's largest merchant supplier of heterojunction bipolar transistor (HBT) wafers for power amplifier integrated circuits. Since introducing its award-winning microdisplay technology in 1999, Kopin has shipped more than 15 million CyberDisplays for digital cameras, personal video eyewear, camcorders, thermal weapon sights and head-mounted displays. The Company also has shipped more than 500,000 HBT transistor wafers, which have been integrated into more than 1 billion wireless handsets and into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's technology is protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    Safe Harbor Statement

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the Company's plan to make its light-emitting diode product line cost competitive against global competition; Kopin's intention to maintain its HBT leadership position by introducing new products; its plan to invest aggressively in the CyberDisplay business and transition away from low-margin product segments into higher margin products; the expectation that the KoBrite joint venture, will celebrate the grand opening of its Dongguan, China factory next week; Kopin's expectation that revenues for the fourth quarter of 2005 will range between $23 million to $25 million; expectations regarding future market opportunities for its CyberDisplay and HBT products; Kopin's belief that it is making good progress with its partners in thermal weapon and night vision systems and that the programs are on target for volume production in 2006; and its expectation that its new display modules will enter the China market. These statements involve a number of risks and uncertainties that could materially affect future results. These risk factors include, but are not limited to: technical, manufacturing, marketing or other issues that may prevent either the adoption or rapid acceptance of products; competitive products and pricing; the risk that new product initiatives and other research and development efforts may not be successful; the loss of significant customers; the potential that costs to produce the Company's microdisplay and HBT products will increase significantly, or that yields will decline; the ability of the Company's customers to ramp initial production volumes of their video eyewear products; market acceptance of video eyewear products; manufacturing delays, technical issues, economic conditions or external factors that may prevent the Company from achieving its financial guidance; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. These include, but are not limited to, the Company's Annual Report on Form 10-K for the year ended December 25, 2004 and its Quarterly Report on Form 10-Q for each of the quarterly period ended March 26, 2005 and June 25, 2005.

    CyberDisplay, GAIN-HBT and The NanoSemiconductor Company are trademarks of Kopin Corporation.

    Kopin - The NanoSemiconductor Company(TM)


                          Kopin Corporation
           Condensed Consolidated Statements of Operations
                             (Unaudited)

                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------

                    September    September    September    September
                        24,          25,          24,          25,
                       2005         2004         2005         2004
                    -----------  -----------  -----------  -----------

Revenues:
   Product
    revenues       $24,006,807  $22,911,095  $61,754,067  $67,841,529
   Research and
    development
    revenues         1,409,084            -    3,603,334      986,553
                    -----------  -----------  -----------  -----------
                    25,415,891   22,911,095   65,357,401   68,828,082
Expenses:
   Cost of product
    revenues        15,610,942   17,833,237   39,706,320   56,758,136
   Research and
    development      2,488,272    3,542,350    8,593,241   10,965,079
   Selling,
    general and
    administrative   2,698,600    2,577,404    9,870,171    8,136,058
   Other                     -      240,000            -      240,000
   Asset
    impairment               -            -      517,902            -
                    -----------  -----------  -----------  -----------
                    20,797,814   24,192,991   58,687,634   76,099,273
                    -----------  -----------  -----------  -----------

Income (loss) from
 operations          4,618,077   (1,281,896)   6,669,767   (7,271,191)
Other income and
 (expense):
   Interest and
    other income     1,079,320      646,211    2,693,010    2,219,304
   Interest and
    other expense      (70,053)     (80,202)    (275,194)    (278,298)
                    -----------  -----------  -----------  -----------
                     1,009,267      566,009    2,417,816    1,941,006
                    -----------  -----------  -----------  -----------

Income (loss)
 before minority
 interest, income
 taxes and equity
 losses in
 unconsolidated
 affiliates          5,627,344     (715,887)   9,087,583   (5,330,185)

Minority interest
 in income of
 subsidiary           (267,687)    (124,109)    (425,693)    (431,152)
                    -----------  -----------  -----------  -----------

Income (loss)
 before income
 taxes and equity
 losses in
 unconsolidated
 affiliates          5,359,657     (839,996)   8,661,890   (5,761,337)

Provision for
 income taxes           44,262     (102,136)     (63,966)    (298,702)
                    -----------  -----------  -----------  -----------

Income (loss)
 before equity
 losses in
 unconsolidated
 affiliates          5,403,919     (942,132)   8,597,924   (6,060,039)

Equity losses in
 unconsolidated
 affiliates            (18,515)    (178,411)    (168,023)    (778,411)
                    -----------  -----------  -----------  -----------

Net income (loss)  $ 5,385,404  $(1,120,543) $ 8,429,901  $(6,838,450)
                    ===========  ===========  ===========  ===========

Net income (loss) per share:
   Basic           $      0.08  $     (0.02) $      0.12  $     (0.10)
                    ===========  ===========  ===========  ===========
   Diluted         $      0.08  $     (0.02) $      0.12  $     (0.10)
                    ===========  ===========  ===========  ===========

Weighted average number of common shares outstanding:
   Basic            68,917,786   70,048,767   69,492,341   70,079,558
                    ===========  ===========  ===========  ===========
   Diluted          70,460,669   70,048,767   70,131,881   70,079,558
                    ===========  ===========  ===========  ===========



                          Kopin Corporation
                Condensed Consolidated Balance Sheets
                             (Unaudited)

                                           September 24,  December 25,
                                               2005          2004
                                            ------------  ------------
ASSETS
Current assets:
    Cash and marketable securities         $111,119,844  $111,900,466
    Accounts receivable, net                 14,809,838     9,088,525
    Inventory                                 8,413,457     7,934,955
    Prepaid and other assets                  3,635,392     7,357,807
                                            ------------  ------------

Total current assets                        137,978,531   136,281,753

Equipment and improvements, net              10,305,812    11,615,633
Other assets                                 11,009,757     7,934,527
                                            ------------  ------------

Total assets                               $159,294,100  $155,831,913
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                       $  9,303,015  $  9,075,976
    Accrued expenses                          2,822,039     2,549,057
    Billings in excess of revenue earned        991,245     1,240,347
                                            ------------  ------------

Total current liabilities                    13,116,299    12,865,380

Minority interest                             4,181,417     3,780,693
Stockholders' equity                        141,996,384   139,185,840
                                            ------------  ------------

Total liabilities and stockholders' equity $159,294,100  $155,831,913
                                            ============  ============



    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Scott Solomon, 617-542-5300
             Vice President
             ssolomon@investorrelations.com